Exhibit 10.2

LEASE AGREEMENT

This Lease is made this 1st day of April, 2012 by and between Touchdown real-estate (hereinafter "Landlord") and Barrier 4, Inc. (hereinafter "Tenant"). In consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. The Landlord subleases to the Tenant and the Tenant rents from the Landlord the following described premises: office space located at 6200 East Canyon Rim Road, Anaheim Hills, California 92807.

2. The term of the Lease shall be for one year commencing April 1, 2012 and ending on March 31, 2013.

3. The Tenant shall pay to Landlord as rent $3,400.00 per year in advance of moving in.

4. This Lease is subject to all present or future mortgages affecting the premises.

5. Tenant shall use and occupy the premises only as office space in one area of the office.

6. The Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of the Landlord.

7. The Landlord, at his own expense, shall furnish the following utilities or amenities for the benefit of the Tenant: Telephones, desks, chairs, copier and conference room usage.

8. The Tenant, at his own expense, shall furnish the following: computers.

9. The Tenant shall not permit or commit waste to the premises.

10. The Tenant shall comply with all rules, regulations, ordinances codes and laws of all governmental authorities having jurisdiction over the premises.

11. The Tenant shall not sublet or assign the premises nor allow any other person or business to use or occupy the premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld.

12. At the end of the term of this Lease, the Tenant shall surrender and deliver up the premises in the same condition (subject to any additions, alterations or improvements, if any) as presently exists, reasonable wear and tear excluded.

13. Upon default in any term or condition of this Lease, the Landlord shall have the right to undertake any or all other remedies permitted by Law.

14. This Lease shall be binding upon, and inure to the benefit of, the parties, their heirs, successors, and assigns.

Signed this 1st day of April, 2012.

Tenant; Barrier 4, Inc.	Landlord, Touchdown Real-estate
Judith Scarpello, President